                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A
                                 CURRENT REPORT





                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934





                               January 13, 1995
               -------------------------------------------------
                Date of Report (Date of earliest event reported)





                              NASHUA CORPORATION
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                           1-5492-1                       02-0170100
- --------------                    -------------              -------------------
(State of                         (Commission                 (I.R.S. Employer
incorporation)                     File Number)              Identification No.)


                               44 Franklin Street
                                 P.O. Box 2002
                      Nashua, New Hampshire  03061-2002
               ---------------------------------------------------
                    (Address of principal executive offices)


                                (603) 880-2323
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                AMENDMENT NO. 1

The undersigned registrant hereby amends the following Item 7 of its Current Report on Form 8-K dated January 13, 1995 as set forth in the pages attached hereto:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)   Financial Statements of Business Acquired
      -----------------------------------------

      (1)    Report of Independent Auditors
      (2) Combined Balance Sheets as of March 31, 1994 and December 31, 1994 (unaudited)
      (3) Combined Statements of Operations for the year ended March 31, 1994 and the nine months ended December 31, 1993 and 1994 (unaudited)
      (4) Combined Statement of Stockholder's Equity for the year ended March 31, 1994 and the nine months ended December 31, 1994 (unaudited)
      (5) Combined Statements of Cash Flows for the year ended March 31, 1994 and the nine months ended December 31, 1993 and 1994 (unaudited)
      (6)    Notes to Combined Financial Statements

(b)   Pro Forma Financial Information
      -------------------------------

      (1) Unaudited Pro Forma Combined Balance Sheet of Nashua Corporation and Nexus Continental Europe and Northern Ireland Photofinishing as of December 31, 1994
      (2) Unaudited Pro Forma Combined Statement of Operations of Nashua Corporation and Nexus Continental Europe and Northern Ireland Photofinishing for the year ended December 31, 1994
      (3)    Notes to Unaudited Pro Forma Combined Financial Statements

(c)   Exhibits
      --------

      2.1 Purchase and Sale Agreement by and among Nashua Corporation and subsidiaries and Nexus Photo Limited and subsidiaries. Exhibit to Nashua Corporation Form 8-K dated January 13, 1995, and incorporated herein by reference.

      23.1   Consent of Independent Auditors

                                   SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   NASHUA CORPORATION
                                                      (Registrant)





Date:      March 28, 1995              By       /s/ William Luke
      -----------------------------          -----------------------------
                                                William Luke
                                                Vice President-Finance
                                                and Chief Financial Officer
                                                (principal financial and
                                                duly authorized officer)

REPORT OF INDEPENDENT AUDITORS

REPORT TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF NASHUA CORPORATION

We have audited the combined financial statements of Nexus Continental Europe and Northern Ireland Photofinishing ("the Acquired Group", as defined in note A to the combined financial statements) for the year ended March 31, 1994. These combined financial statements are the responsibility of the management of the Acquired Group. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in accordance with the basis of preparation stated in note A to the combined financial statements, and in all material respects, the state of affairs of Nexus Continental Europe and Northern Ireland Photofinishing at March 31, 1994 and the results of operations and cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.




Ernst & Young, Chartered Accountants
Registered Auditor
Southampton, England
March 24, 1995

                      NEXUS CONTINENTAL EUROPE AND NORTHERN IRELAND PHOTOFINISHING
                         (OPERATIONS OWNED BY NEXUS PHOTO LIMITED, A UK COMPANY)

                                          COMBINED BALANCE SHEETS

                                                                       MARCH 31, 1994     DECEMBER 31, 1994
                                                                          (AUDITED)          (UNAUDITED)
                                                                            L000'S             L000'S
                                                                       -------------------------------------
ASSETS
   Current Assets
      Cash                                                                  1,189               2,524
      Accounts receivable                                                   1,853               2,591
      Inventories
             Materials and supplies                                           300                 356
             Finished goods                                                 1,010                 777
                                                                          -------             -------
                                                                            1,310               1,133
      Other current assets                                                    731                 248
                                                                          -------             -------
                                                                            5,083               6,496
                                                                          -------             -------
   Plant and Equipment
      Buildings and improvements                                              747                 747
      Machinery and equipment                                               5,942               6,278
                                                                          -------             -------
                                                                            6,689               7,025
      Accumulated depreciation                                             (4,855)             (5,349)
                                                                          -------             -------
                                                                            1,834               1,676
                                                                          -------             -------
   Amounts due from affiliated companies                                    4,050               5,698
   Other assets                                                                 2                   2
                                                                          -------             -------
   Total Assets                                                            10,969              13,872
                                                                          =======             =======


LIABILITIES AND SHAREHOLDER'S EQUITY
    Current Liabilities
      Accounts payable and accrued expenses                                 4,893               4,002
      Income taxes payable                                                    319               1,050
                                                                          -------             -------
                                                                            5,212               5,052
                                                                          -------             -------

    Amounts due to affiliated companies                                       492               1,727
                                                                          -------             -------

    Shareholder's Equity
      Common stock and additional capital                                     612                 612
      Retained earnings                                                     4,598               6,424
      Cumulative translation adjustment                                        55                  57
                                                                          -------             -------
                                                                            5,265               7,093
                                                                          -------             -------

    Total Liabilities and Shareholder's Equity                             10,969              13,872
                                                                          =======             =======

     The accompanying notes are an integral part of the combined financial statements.


                      NEXUS CONTINENTAL EUROPE AND NORTHERN IRELAND PHOTOFINISHING
                         (OPERATIONS OWNED BY NEXUS PHOTO LIMITED, A UK COMPANY)

                                   COMBINED STATEMENTS OF OPERATIONS


                                                           YEAR ENDED             NINE MONTHS ENDED
                                                            MARCH 31,               DECEMBER 31,
                                                               1994             1993             1994
                                                            (AUDITED)       (UNAUDITED)      (UNAUDITED)
                                                             L000'S            L000'S           L000'S
                                                           ----------------------------------------------
Net sales                                                      29,345           23,041           21,934
                                                              -------          -------          -------
Cost of products sold                                          16,223           12,444           11,761
Selling, distribution and administrative expenses              11,283            9,265            7,636
Other income                                                      (99)             (74)             (83)
Interest expense                                                   49               37               22
Interest income                                                  (230)            (173)            (240)
                                                              -------          -------          -------
Total costs and expenses                                       27,226           21,499           19,096


Income from continuing operations before income taxes           2,119            1,542            2,838

Income taxes                                                    1,044              888            1,012
                                                              -------          -------          -------
Net income                                                      1,075              654            1,826
                                                             ========          =======          =======

     The accompanying notes are an integral part of the combined financial statements.


                         NEXUS CONTINENTAL EUROPE AND NORTHERN IRELAND PHOTOFINISHING
                            (OPERATIONS OWNED BY NEXUS PHOTO LIMITED, A UK COMPANY)

                            COMBINED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY


                                           COMMON STOCK AND     RETAINED        CUMULATIVE          TOTAL
                                              ADDITIONAL        EARNINGS        TRANSLATION     SHAREHOLDER'S
                                                CAPITAL                         ADJUSTMENT         EQUITY
                                                L000'S           L000'S           L000'S           L000'S
                                           ------------------------------------------------------------------
Shareholder's equity as of March 31, 1993          612            3,523                  -          4,135

Net income (audited)                                 -            1,075                             1,075
Exchange rate movement                                                                  55             55
                                                ------           ------             ------         ------
Shareholder's equity  as of March 31, 1994
  (audited)                                        612            4,598                 55          5,265

Net income (unaudited)                               -            1,826                             1,826
Exchange rate movement (unaudited)                                                       2              2
                                                ------           ------             ------         ------
Shareholder's equity as of December 31,
  1994 (unaudited)                                 612            6,424                 57          7,093
                                                ======           ======             ======         ======

     The accompanying notes are an integral part of the combined financial statements.


                       NEXUS CONTINENTAL EUROPE AND NORTHERN IRELAND PHOTOFINISHING
                         (OPERATIONS OWNED BY NEXUS PHOTO LIMITED, A UK COMPANY)

                                    COMBINED STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED            NINE MONTHS ENDED
                                                                MARCH 31,                DECEMBER 31,
                                                                  1994              1993             1994
                                                                (AUDITED)        (UNAUDITED)      (UNAUDITED)
                                                                  L000'S            L000'S           L000'S
                                                               ----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                   1,075              654            1,826
      Adjustments to reconcile net income to cash
         (used in) provided by operating activities:
               Depreciation and amortization                         645              448              494
               Change in operating assets and liabilities:
                   Accounts receivable                              (527)            (538)            (738)
                   Inventories                                       (21)            (395)             177
                   Other current assets                              316              564              483
                   Accounts payable                               (1,092)            (758)            (891)
                   Income taxes payable                           (1,215)             729              731
                                                                  ------           ------           ------
Cash (used in)/provided by operating activities                     (819)             704            2,082
                                                                  ------           ------           ------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Disposal of/(investment in) plant and equipment                540              212             (336)
                                                                  ------           ------           ------
Cash (used in)/provided by investing activities                      540              212             (336)
                                                                  ------           ------           ------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Net change in amounts owed to/by affiliated
         companies                                                (2,355)          (3,676)            (413)
                                                                  ------           ------           ------
Cash used in financing activities                                 (2,355)          (3,676)            (413)
                                                                  ------           ------           ------

Effect of exchange rate changes on cash                               62              124                2
                                                                  ------           ------           ------

Increase/(decrease) in cash                                       (2,572)          (2,636)           1,335
Cash at beginning of period                                        3,761            3,761            1,189
                                                                  ------           ------           ------
Cash at end of period                                              1,189            1,125            2,524
                                                                  ======           ======           ======

Interest paid                                                         49               37               22
                                                                  ======           ======           ======
Income taxes paid                                                  2,259              159              281
                                                                  ======           ======           ======

     The accompanying notes are an integral part of the combined financial statements.


          NEXUS CONTINENTAL EUROPE AND NORTHERN IRELAND PHOTOFINISHING
            (OPERATIONS OWNED BY NEXUS PHOTO LIMITED, A UK COMPANY)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

A.      BASIS OF PREPARATION

        The accompanying combined financial statements present the operations of Nexus Continental Europe and Northern Ireland Photofinishing ("the Acquired Group"). The Acquired Group includes mail-order photofinishing operations in France, Belgium, the Netherlands and Spain, and a wholesale film processing business in Northern Ireland. Until May 15, 1994 the Acquired Group existed as a number of separate subsidiaries, either direct or indirect, of Colourcare Holdings Limited ("CHL"), in turn owned by London International Group plc ("LIG"). On that date, these subsidiaries, together with a number of other subsidiaries not included within the Acquired Group, were acquired by Nexus Photo Limited ("Nexus"), a company formed by the management of CHL. The Acquired Group operates in one industry segment, the supply of photographic developing and processing services.

        These combined financial statements are presented as if the Acquired Group had existed as an entity separate from Nexus, and previously LIG, during the periods presented and include financial information directly related to the Acquired Group's operations. On January 13, 1995, the assets and certain liabilities of the Acquired Group were acquired by Nashua Corporation and subsidiaries ("Nashua") and have been incorporated into Nashua companies from that date. Liabilities and obligations not acquired by Nashua include any litigation, tax liabilities and past service liabilities relating to former or current employees.

        As noted above, the entities within the Acquired Group existed as separate subsidiaries of CHL and subsequently Nexus and, therefore, the Acquired Group did not exist as a legal group in isolation. The financial statements of the Acquired Group, therefore, have been prepared by combining the financial statements of each entity in the Acquired Group and then reversing the effects of any trading between those entities.

        The entities which are aggregated to form the Acquired Group are as follows:

        Freeprint Limited
        Colourcare International (Northern Ireland) Limited and its subsidiaries Colourcare International BV
        Colourcare France SA
        Colourcare International SL

          NEXUS CONTINENTAL EUROPE AND NORTHERN IRELAND PHOTOFINISHING
            (OPERATIONS OWNED BY NEXUS PHOTO LIMITED, A UK COMPANY)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

B.       SIGNIFICANT ACCOUNTING POLICIES

         Concentration of credit risk: The Acquired Group provides photofinishing products and services to customers throughout Europe and Northern Ireland. No individual customer accounted for more than 10% of the Acquired Group's revenues. Accordingly, no significant concentration of accounts receivable existed at March 31, 1994 or December 31, 1994

         Inventory:  Inventories are carried at the lower of cost or market.

         Depreciation: Depreciation is provided by charges to operations at rates calculated to write-off the cost or valuation of each asset, other than leasehold land, evenly over its expected useful life, as follows:

         Buildings and improvements            50 years or lease term (if less)
         Machinery and equipment               3 to 10 years

         Expenditures for maintenance, repairs and renewals are charged to expense; major improvements are capitalized.

         Revenue Recognition: Revenue is recognized when the processing of a film is complete.

         Marketing Costs: Marketing expenditures are deferred and expensed over a period of up to 12 months at a rate which is dependent upon a calculation of the profile of responses from the advertising concerned, which generally approximates four months.

         Translation of foreign currency: Assets and liabilities of foreign operations are translated at year end exchange rates, and statement of operations accounts are translated at average exchange rates. Resulting translation adjustments are recorded separately as a movement in the equity of the Acquired Group ("exchange rate movements").

         Unaudited interim financial statements: In the opinion of management, the unaudited financial statements as of December 31, 1994 and for the nine month periods ended December 31, 1993 and 1994 include all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the Acquired Group's financial position, results of operations and cash flows in accordance with generally accepted accounting principles.

          NEXUS CONTINENTAL EUROPE AND NORTHERN IRELAND PHOTOFINISHING
            (OPERATIONS OWNED BY NEXUS PHOTO LIMITED, A UK COMPANY)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

C.       INCOME TAX

         Income tax is provided at the statutory rate ruling in each country of operation. For the year ended March 31, 1994, the provision was adjusted by the extent to which the income tax charge provided in the financial statements in the previous year varied from the amount finally agreed by the taxation authorities in each country. In prior years, the Acquired Group recorded a tax benefit from losses of a related company (which was part of LIG but not the Acquired Group).
         However, during 1994, the tax benefit was utilized elsewhere within LIG and thus did not inure to the Acquired Group. The reconciliation from the statutory rate in the United Kingdom to the effective rate for the year ended March 31, 1994 is as follows:

         Year ended March 31, 1994                    L000              %
         -------------------------                    ----              -
         Tax at U.K. statutory rate                    699             33.0
         Underprovision in prior years                 151              7.1
         Effect of foreign (non-U.K.) for rates         26              1.2
         Other                                         168              8.0
                                                    ------             ----
         Total charge                                1,044             49.3
                                                    ======             ====

         The Acquired Group had no material deferred tax assets or liabilities at March 31, 1994.

D.       RELATED PARTY TRANSACTIONS

         ALLOCATION OF MANAGEMENT CHARGES

         For the year ended March 31, 1994, the Acquired Group benefitted from services provided by its immediate parent organization, Colourcare International Limited ("CIL"), CHL and LIG. An allocation of these costs has been made based on an assessment of the extent to which they benefitted the Acquired Group. Management believes this to be a reasonable allocation. The total of these fees for the year ended March 31, 1994 was L1,039,000 and is classified in "Selling, distribution and administrative expenses" in the accompanying statement of operations. The total for the nine months ended
         December 31, 1993 was L792,000.

         Similar costs have been allocated to the Acquired Group for the nine months ended December 31, 1994 based on the same methodology. The allocation in this period included costs from CIL, CHL and LIG from April 1, 1994 to May 15, 1994 and from Nexus and CIL (which was acquired by Nexus) from May 16, 1994 to December 31, 1994. The total cost allocated in this period was L562,000.

          NEXUS CONTINENTAL EUROPE AND NORTHERN IRELAND PHOTOFINISHING
            (OPERATIONS OWNED BY NEXUS PHOTO LIMITED, A UK COMPANY)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

         INTEREST INCOME/EXPENSE ON BALANCES WITH AFFILIATED COMPANIES

         All material amounts due to and due from affiliated companies are in the nature of financing rather than trading. Interest has been credited or charged on all balances with affiliated companies at variable rates which fluctuate in proportion to the London Inter-Bank Official Rate ("LIBOR"). This method of allocation is reasonable and there would not have been a material impact on the net income if the Acquired Group obtained these services from external rather than affiliated sources.


E     ACCOUNTS RECEIVABLE

      March 31, 1994                                   L000
      --------------                                   ----
      Gross accounts receivable                        2,379
      Provision against accounts receivable             (526)
                                                       -----
                                                       1,853
                                                       =====

F     ACCOUNTS PAYABLE AND ACCRUED EXPENSES
      March 31, 1994                                   L000
      --------------                                   ----
      Accounts payable                                 2,428
      Accrued expenses                                 1,864
      Payroll taxes                                      601
                                                       -----
                                                       4,893
                                                       =====

G     LEASES AND OTHER FINANCIAL COMMITMENTS

         The Acquired Group occupies certain premises and uses certain equipment under operating lease agreements expiring at various dates through 1999. Total rent expense charged to operations was L233,000 for the year ended March 31, 1994.

         Future minimum lease payments relating to operating leases are as follows:


                                                                         L000
                                                                         ----
                        1995                                              169
                        1996                                              124
                        1997                                               86
                        1998                                               84
                        1999                                               29

          NEXUS CONTINENTAL EUROPE AND NORTHERN IRELAND PHOTOFINISHING
            (OPERATIONS OWNED BY NEXUS PHOTO LIMITED, A UK COMPANY)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

H        PENSIONS

         The companies within the Acquired Group have the following pension arrangements at March 31, 1994:

         (i) The employees of Freeprint Limited and Colourcare International (Northern Ireland) Limited were members of the London International UK Pension Scheme ("the LIG scheme"), a defined benefit scheme (see below).

         (ii) Colourcare France SA did not operate a company pension scheme. Contributions were paid to the State and charged to operations as incurred.

         (iii) There were only 12 employees in Colourcare International BV at March 31, 1994, most of whom were ineligible to join the company pension scheme. There were no pension arrangements of the employees of Colourcare International SL.

         Amounts funded by the companies whose employees are members of the LIG scheme are determined on the basis of independent actuarial valuations using the projected unit method.

         The pension charge to the Acquired Group for the year to March 31, 1994 in respect of the LIG scheme was L163,000 and represented the actual contribution to the scheme. The amount of the unfunded obligation attributed to the Acquired Group at March 31, 1994 is not material. As discussed in Note A, Nashua did not acquire any pension obligaitons of the Acquired Group.

                             NASHUA CORPORATION AND
                          NEXUS CONTINENTAL EUROPE AND
                        NORTHERN IRELAND PHOTOFINISHING
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


        On January 13, 1995, certain subsidiaries of Nashua Corporation ("Nashua") acquired the Continental European and Northern Ireland-based Film Processing Operations ("Nexus Photo") of Nexus Photo Limited, ("Nexus"), a U.K. Company. Under the terms of the agreement, Nashua paid $21,872,000 and assumed certain third-party trade liabilities to acquire the assets, both tangible and intangible, including fixed assets, inventories, trade receivables, tradenames, trademarks and goodwill of Nexus Photo. Excluded liabilities and obligations include any litigation, tax liabilities and past service liabilities for former or current employees. In addition, Nashua acquired certain other photofinishing equipment from Nexus for $3,683,000. The transactions were financed with operating cash and $20,682,000 of additional borrowing under a new revolving credit facility. The following unaudited pro forma combined financial statements were prepared by Nashua to illustrate the effects of the acquisition accounted for under the purchase method of accounting. The accompanying unaudited pro forma combined financial statements do not reflect any cost savings or operating synergies Nashua expects to achieve from the combination.

        The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1994 includes the historical results of Nashua for the year ended December 31, 1994 and the historical results of Nexus Photo for the twelve months ended December 31, 1994. The combined historical amounts have been adjusted by giving effect to assumptions and adjustments as described in the accompanying Notes to Unaudited Pro Forma Combined Financial Statements, including adjustments to reflect the impact of the acquisition as though it had occurred at the beginning of the period presented.

        The Unaudited Pro Forma Combined Balance Sheet as of December 31, 1994 has been prepared based on the balance sheet of Nashua as of December 31, 1994 and the balance sheet of Nexus Photo as of December 31, 1994. The historical amounts have been adjusted to give effect to the acquisition using the purchase method of accounting as though the transaction had occurred as of the balance sheet date presented, as further described in the accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

        The following unaudited pro forma financial information may not necessarily reflect the results of operations or the financial position of Nashua and Nexus Photo, which would have actually resulted had the acquisition occurred as of the date and for the periods indicated, or of future earnings or future financial position of the combined companies. The unaudited pro forma financial information should be read in conjunction with the accompanying Notes to Unaudited Pro Forma Combined Financial Statements, and Nashua Corporation's Annual Report on Form 10-K.

                                             NASHUA CORPORATION AND
                                          NEXUS CONTINENTAL EUROPE AND
                                        NORTHERN IRELAND PHOTOFINISHING
                                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                               DECEMBER 31, 1994
                                                 (IN THOUSANDS)

                                                               HISTORICAL                          PRO FORMA
                                                        -----------------------------------------------------------------
                                                        NASHUA         NEXUS PHOTO                             COMBINED
                                                        (NOTE 1)         (NOTE 1)     ADJUSTMENTS (NOTE 2)    COMPANIES
                                                        -----------------------------------------------------------------
ASSETS
  Current Assets
    Cash and cash equivalents                          $ 10,219         $  3,950        $  (3,565)    [A]        $  4,800
                                                                                           (5,804)    [B]
    Accounts receivable                                  40,811           12,972           (8,917)    [A]          44,866
    Inventories                                          34,161            1,773                                   35,934
    Other current assets                                 22,971              388              177     [B]          23,536
                                                       ------------------------------------------                --------
                                                        108,162           19,083          (18,109)                109,136

  Plant and equipment                                    70,857            2,623            2,311     [B]          79,474
                                                                                            3,683     [B]
  Other assets                                           48,806                3            8,670     [B]          66,312
                                                                                            8,833     [B]
                                                       ------------------------------------------                --------

  Total Assets                                         $227,825         $ 21,709        $   5,388                $254,922
                                                       ==========================================                ========
 LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities
    Notes and loans payable                            $    200                                                  $    200
    Current maturities of long-term debt                    450                                                       450
    Accounts payable and accrued expenses                49,481         $  8,965        $  (3,070)    [A]          55,896
                                                                                              520     [C]
    Income taxes payable                                 11,242            1,643           (1,643)    [A]          11,242
                                                       ------------------------------------------                --------
                                                         61,373           10,608           (4,193)                 67,788


  Long-term debt                                         49,166                            20,682     [D]          69,848
  Other long-term liabilities                            24,590                                                    24,590
                                                       ------------------------------------------                --------
                                                        135,129           10,608           16,489                 162,226

  Shareholders' Equity
    Common stock and additional capital                  18,667              958             (958)    [A]          18,667
    Retained earnings                                    79,744           10,054          (10,054)    [A]          79,744
    Cumulative translation adjustment                    (4,928)              89              (89)    [A]          (4,928)
    Treasury stock, at cost                                (787)                                                     (787)
                                                       ------------------------------------------                --------
                                                         92,696           11,101          (11,101)                 92,696
                                                       ------------------------------------------                --------

  Total Liabilities and Shareholders' Equity           $227,825         $ 21,709        $   5,388                $254,922
                                                       ==========================================                ========

     See Accompanying Notes To Unaudited Pro Forma Combined Financial Statements


                                                      NASHUA CORPORATION AND
                                                   NEXUS CONTINENTAL EUROPE AND
                                                  NORTHERN IRELAND PHOTOFINISHING
                                       UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                               FOR THE YEAR ENDED DECEMBER 31, 1994
                                           (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                               HISTORICAL                          PRO FORMA
                                                       ----------------------------------------------------------------
                                                        NASHUA         NEXUS PHOTO                             COMBINED
                                                        (NOTE 1)         (NOTE 1)     ADJUSTMENTS (NOTE 2)    COMPANIES
                                                       ----------------------------------------------------------------
Net Sales                                              $478,571          $43,198                               $521,769

Cost of products sold                                   361,933           23,773          $   945     [E]       386,651
Selling, distribution and administrative
  expenses                                               95,101           14,769            1,166     [F]       111,036
Research and development expenses                         9,604                                                   9,604
Restructuring charges                                     2,600                                                   2,600
Interest expense                                          2,451               50            1,448     [G]         3,949
Interest and other income                                  (585)            (619)             254     [H]          (629)
                                                                                              321     [I]
                                                       ------------------------------------------              --------
Total costs and expenses                               471,104           37,973            4,134               513,211
                                                       ------------------------------------------              --------
Income from continuing operations before
  income taxes                                            7,467            5,225           (4,134)                8,558

Income taxes (benefit)                                    3,025            1,788           (1,577)    [J]         3,236
                                                       ------------------------------------------              --------

Income from continuing operations                      $  4,442          $ 3,437          $(2,557)             $  5,322
                                                       ==========================================              ========
Earnings per common and common
  equivalent share:

      Income from continuing operations                $   0.70                                                $   0.84
                                                       ========                                                ========

Average outstanding common shares plus common
  equivalents                                             6,360                                                   6,360
                                                       ========                                                ========


  See Accompanying Notes To Unaudited Pro Forma Combined Financial Statements


                             NASHUA CORPORATION AND
                          NEXUS CONTINENTAL EUROPE AND
                        NORTHERN IRELAND PHOTOFINISHING
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


1.       Basis of Presentation

         The unaudited pro forma combined financial statements are presented to give effect to the acquisition of the Continental European and Northern Ireland-based Film Processing Operations ("Nexus Photo") of Nexus Photo Limited ("Nexus") by Nashua Corporation ("Nashua"). Under the terms of the agreement, Nashua paid $21,872,000 and assumed certain third-party trade liabilities to acquire the assets, both tangible and intangible, including fixed assets, inventories, trade receivables, tradenames, trademarks and goodwill of Nexus Photo. In addition to the cash paid by Nashua, the agreement requires Nashua to pay royalties to Nexus for sales made by Nexus Photo to a certain wholesaler from the date of purchase through January 12, 1996. The agreement with this wholesaler is a new customer relationship for Nexus Photo, and therefore, given the lack of historical data, no adjustment to reflect these royalty payments has been made in the accompanying unaudited pro forma financial statements. Management estimates the royalties will not exceed $1,250,000.

         In addition to the acquisition of Nexus Photo, Nashua acquired certain equipment from Nexus which was not previously part of, or used, by Nexus Photo. For this equipment, referred to as the "Scandinavian and U.K. Equipment," Nashua paid $3,683,000. This equipment is not included in the historical financial statements of Nexus Photo.

         The Unaudited Pro Forma Combined Statement of Operations includes the historical results of Nashua for the year ended December 31, 1994, as well as the historical results of Nexus Photo for the twelve months ended DecemberE31, 1994. The operating results of Nexus Photo for the twelve months ended December 31, 1994 consist of the results of this operation for the period January 1, 1994 to May 15, 1994, during which period Nexus Photo was owned and operated by Colourcare Holdings Limited (a subsidiary of London International Group), and the period May 16, 1994 to December 31, 1994, during which period Nexus Photo was owned and operated by Nexus. The Unaudited Pro Forma Consolidated Statement of Operations includes the effect of the acquisition by Nashua as though the transaction had occurred at the beginning of the period presented.

         The Unaudited Pro Forma Combined Balance Sheet is based upon the historical balance sheets of Nashua and Nexus Photo as of December 31, 1994. The historical amounts have been adjusted to reflect the acquisition as though it had occurred as of the balance sheet date presented.

         The financial information of Nexus Photo included in the unaudited pro forma combined financial statements has been derived from financial statements prepared in accordance with United States generally accepted accounting principles and stated in U.K. pounds sterling. These statements have been translated to U.S. dollars at the December 31, 1994 rate of L1 : $1.565 for the Unaudited Pro Forma Combined Balance Sheet, and L1 : $1.5298 for the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1994.

         The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of Nashua and Nexus Photo.

                             NASHUA CORPORATION AND
                          NEXUS CONTINENTAL EUROPE AND
                        NORTHERN IRELAND PHOTOFINISHING
     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)

2.       Adjustments

         The following adjustments have been made in preparation of the unaudited pro forma combined financial statements:

         A. Adjustment to eliminate assets and liabilities not acquired, (principally cash, amounts due to and from affiliated corporations of Nexus, and any litigation, tax and pension obligations), and elimination of Nexus Photo stockholder's equity at the date of acquisition.

         B. Adjustment to record the purchase of Nexus Photo and the Scandinavian and U.K. Equipment for cash plus estimated transaction costs ($5,804,000), and borrowings under a new revolving credit agreement ($20,682,000).

                 The following table depicts the calculation of the Company's purchase price, excess of purchase price over the fair value of the acquired assets, and the preliminary allocation to the acquired assets. The fair market value of the acquired assets and the allocation of the purchase price to both tangible and intangible assets are estimates based on the December 31, 1994 Nexus Photo financial information. The actual fair value and allocation of purchase price will be determined at the consummation of the acquisition and may vary from values presented below.

                 Excess of purchase price over the fair value of the acquired assets is calculated as follows (in thousands):
                      Total consideration paid by Nashua                              $25,555
                      Estimated transaction costs                                         931
                      Assumed liabilities of Nexus Photo                                5,895
                      Accrued severance                                                   520
                                                                                      -------
                      Total purchase price                                             32,901

                      Estimated fair value of the acquired assets of Nexus Photo
                        as of December 31, 1994                                        24,068
                                                                                      -------
                      Excess of purchase price over the fair value of the
                        acquired assets                                               $ 8,833
                                                                                      =======
           Allocation of purchase price:

                      Cash                                                            $   385
                      Accounts receivable                                               4,055
                      Inventories                                                       1,773
                      Other current assets                                                565
                      Plant and equipment                                               4,934
                      Scandinavian and U.K. Equipment                                   3,683
                      Goodwill                                                          8,833
                      Other intangibles                                                 8,673
                                                                                      -------
                                                                                      $32,901
                                                                                      =======

                             NASHUA CORPORATION AND
                          NEXUS CONTINENTAL EUROPE AND
                        NORTHERN IRELAND PHOTOFINISHING
     NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (CONTINUED)


2.       Adjustments (continued)

         C. Adjustment to record estimated severance costs to be incurred by the Company in connection with the acquisition of Nexus Photo.

         D. Adjustment to record debt to finance the acquisition through borrowings under a new revolving credit facility.

         E. Adjustment to record the annual depreciation of the Nexus Photo equipment acquired over a four-year estimated useful life and leasehold improvements over the average remaining lease term of ten years ($1,081,000), (less $1,057,000 of depreciation included in the historical financial statements); and the annual depreciation of the Scandinavian and U.K. equipment over a four-year estimated useful life ($921,000).

         F. Adjustment to record the annual amortization of the excess of purchase price over fair value of assets acquired over a fifteen-year period ($588,000); and the annual amortization of other intangibles acquired over a fifteen- year period ($578,000).

         G. Adjustment to record additional interest expense related to acquisition debt at the credit facilities' interest rate of 7%.

         H. Adjustment to reduce interest income for cash used to acquire Nexus Photo and the Scandinavian and U.K. Equipment.

         I. Adjustment to eliminate interest income earned by Nexus Photo on amounts due from affiliated corporations of Nexus.

         J. Adjustment to record tax benefit of additional operating expenses as result of the transaction as noted in adjustments E, F, G, H and I.